EXHIBIT 10.1.17


                         CERTIFICATE PURCHASE AGREEMENT



                                      among



                       CHARMING SHOPPES RECEIVABLES CORP.
                     as Seller and as the Class B Purchaser,



                             SPIRIT OF AMERICA, INC.
                                  as Servicer,



                       SHEFFIELD RECEIVABLES CORPORATION,
                            as the Conduit Purchaser,



                                       and



                                BARCLAYS BANK PLC
                   as Administrator for the Conduit Purchaser.



                          dated as of January 21, 2004





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                             Table of Contents                             Page



ARTICLE I   DEFINITIONS.......................................................1

    Section 1.01.    Certain Defined Terms....................................1

    Section 1.02.    Other Definitional Provisions............................6

ARTICLE II  PURCHASE AND SALE.................................................6

    Section 2.01.    Purchase and Sale of the Certificates....................6

    Section 2.02.    Class A Incremental Fundings.............................7

    Section 2.03.    Class B Incremental Fundings.............................8

    Section 2.04.    Reduction or Increase of Maximum Funded Amounts..........9

    Section 2.05.    Calculation of the Certificate Rates....................10

ARTICLE III CLOSING..........................................................11

    Section 3.01.    Closing.................................................11

    Section 3.02.    Transactions to be Effected at the Closing..............11

ARTICLE IV  CONDITIONS PRECEDENT TO PURCHASE ON THE CLOSING DATE.............11

    Section 4.01.    Performance by the Seller and Servicer..................11

    Section 4.02.    Representations and Warranties..........................11

    Section 4.03.    Corporate Documents.....................................11

    Section 4.04.    [reserved]..............................................11

    Section 4.05.    Opinions of Counsel to the Trustee......................11

    Section 4.06.    Financing Statements....................................12

    Section 4.07.    Ratings.................................................12

    Section 4.08.    Documents...............................................12

    Section 4.09.    No Actions or Proceedings...............................12

    Section 4.10.    Approvals and Consents..................................12

    Section 4.11.    Officer's Certificate...................................12

    Section 4.12.    Other Documents.........................................12

    Section 4.13.    Fees....................................................12

ARTICLE V   REPRESENTATIONS AND WARRANTIES OF SELLER AND SERVICER............13

    Section 5.01.    Representations and Warranties of the Seller............13

    Section 5.02.    Representations and Warranties of the Servicer..........14

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ARTICLE VI  REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PURCHASER.....16

    Section 6.01.    Organization............................................16

    Section 6.02.    Authority, etc..........................................16

    Section 6.03.    Securities Act..........................................16

    Section 6.04.    Investment Company Act..................................17

ARTICLE VII COVENANTS OF THE SELLER AND THE SERVICER.........................17

    Section 7.01.    Rating of Class A Certificates or Notes.................17

    Section 7.02.    Information.............................................17

    Section 7.03.    Access to Information...................................18

    Section 7.04.    Security Interests; Further Assurances..................18

    Section 7.05.    Covenants...............................................18

    Section 7.06.    Amendments..............................................18

    Section 7.07.    Cardholder Guidelines...................................18

ARTICLE VIII ADDITIONAL COVENANTS............................................19

    Section 8.01.    Legal Conditions to Closing.............................19

    Section 8.02.    Transfer Restrictions...................................19

    Section 8.03.    Consents, etc...........................................19

ARTICLE IX  INDEMNIFICATION..................................................19

    Section 9.01.    Indemnification by the Seller...........................19

    Section 9.02.    Procedure...............................................20

    Section 9.03.    Defense of Claims.......................................20

    Section 9.04.    Increased Cost and Reduced Return.......................21

    Section 9.05.    Other Expenses..........................................22

ARTICLE X   MISCELLANEOUS....................................................23

    Section 10.01.   Amendments..............................................23

    Section 10.02.   Notices.................................................23

    Section 10.03.   No Waiver; Remedies.....................................23

    Section 10.04.   Binding Effect; Assignability...........................23

    Section 10.05.   Provision of Documents and Information..................24

    Section 10.06.   GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.......24

    Section 10.07.   No Proceedings..........................................25

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    Section 10.08.   Execution in Counterparts...............................25

    Section 10.09.   No Recourse.............................................25

    Section 10.10.   Survival................................................25

    Section 10.11.   Tax Characterization....................................25

    Section 10.12.   Tax Non-Confidentiality.................................25

EXHIBIT A  Form of Notice of Incremental Funding
EXHIBIT B  Form of Investment Letter

SCHEDULE I  Addresses for Notices



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     This CERTIFICATE PURCHASE AGREEMENT (this "Agreement") dated as of January
21, 2004, is among CHARMING SHOPPES RECEIVABLES CORP., a Delaware corporation as seller, (in such capacity, the "Seller") and as Class B Purchaser, (in such capacity, the "Class B Purchaser"), SPIRIT OF AMERICA, INC., a Delaware corporation (the "Servicer"), SHEFFIELD RECEIVABLES CORPORATION, a Delaware corporation (the "Conduit Purchaser") and BARCLAYS BANK PLC, a bank organized under the laws of England and Wales, as administrator for the Conduit Purchaser (in such capacity, the "Administrator").

The parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     Section 1.01. Certain Defined Terms. Capitalized terms used herein without definition shall have the meanings set forth in the Pooling and Servicing Agreement (as defined below) or the Supplement (as defined below), as applicable. If a term used herein is defined both in the Pooling and Servicing Agreement and the Supplement, it shall have the meaning set forth in the Supplement. Additionally, the following terms shall have the following meanings:

     "Act" means the Securities Act of 1933, as amended.

     "Administrator" is defined in the preamble.

     "Agent" means Administrator as agent for the Conduit Purchaser and the Liquidity Providers.

     "Agreement" is defined in the preamble.

     "Alternate Rate" means for any day falling in any Interest Period, the per annum rate equal to the higher of (a) the rate of interest announced by Barclays Bank PLC at its principal office located in New York, New York, as its prime commercial lending rate for such day and (b) the sum of (i) the Federal Funds Rate for such day and (ii) 0.50%.

     "Applicable Margin" is defined in the Fee Letter.

     "Bank Rate" means, for any day falling in any Interest Period, an interest rate per annum equal to the Eurodollar Rate for that Interest Period plus the Applicable Margin, except that the Bank Rate shall equal the Alternate Rate plus the Applicable Margin (i) as to any day falling in any Interest Period if the Administrator does not receive notice or determine, by no later than 12:00 noon (New York City time) on the third Business Day prior to such day that the Bank Rate shall apply on such day, (ii) as to any day falling in any Interest Period, if the Administrator has determined that for any reason it is not legally permissible or commercially practicable for any Liquidity Provider to fund its investment in the Class A Certificates by purchasing dollar deposits in the London interbank market, (iii) as to any day falling in any Interest Period to the extent that the portion of the Class A Funded Amount to be funded at the Bank Rate on such day is less than $1,000,000, or (iv) if elected by the Seller by notice delivered to the Administrator no



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later than 12:00 noon (New York City time) on the third Business Day prior to the first day of the Interest Period in which such day falls.

     "Class A Additional Amounts" means all amounts owed by the Seller pursuant to Article IX hereof plus any Breakage Payments owed to any Purchasers pursuant to Section 4.6(c) of the Supplement.

     "Class A Certificates" means the Class A Floating Rate Asset Backed Certificates, Series 2004-VFC to be issued by the Trust pursuant to the Pooling and Servicing Agreement and the Supplement, evidencing undivided beneficial interests in certain assets of the Trust.

     "Class B Certificate Rate" means, for each Interest Period, a per annum rate equal to 0.25% per annum in excess of the Class A Certificate Rate for such Interest Period.

     "Class B Purchaser" is defined in the preamble.

     "Closing" is defined in Section 3.01.

     "Closing Date" is defined in Section 3.01.

     "Commercial Paper" means promissory notes issued by the Conduit Purchaser in the commercial paper market through one or more commercial paper placement agents selected by Administrator.

     "Conduit Purchaser" is defined in the preamble.

     "Cost of Funds" means for any Interest Period, the sum, for each day falling in such period, of an amount equal to the product of (i) the Class A Investor Interest on such day times (ii) the Daily Conduit Purchaser Rate.

     "Covered Person" means any Funding Source, the Agent and the Administrator.

         "CP Rate" means, for any day falling in any Interest Period, a rate per annum calculated by the Administrator equal to the sum of (a) the rate or, if more than one rate, the weighted average of the rates at which Commercial Paper allocated to the Class A Investor Interest bears interest on such day, determined by converting to an interest-bearing equivalent rate per annum the discount rate (or rates) at which such Commercial Paper has been sold, and taking into consideration any incremental carrying costs associated with such Commercial Paper maturing other than on dates when the Conduit Purchaser receives funds, plus (b) to the extent not included in (a), the commissions and charges charged by such commercial paper placement agents with respect to such Commercial Paper, expressed as a percentage of such face amount and converted to an interest-bearing equivalent rate per annum plus (c) certain documentation and transaction costs in respect of such Commercial Paper plus (d) the cost of borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market.

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     "Daily Conduit Purchaser Rate" means:

     (a) as to any day on which the Conduit Purchaser funds the entire Class A Investor Interest with Commercial Paper, the CP Rate plus the Applicable Margin divided by 360; and

     (b) as to any day on which the Conduit Purchaser funds all or part of the Class A Investor Interest other than through the issuance of Commercial Paper, the weighted average of (x) the CP Rate plus the Applicable Margin divided by 360 (weighted on the basis of the portion of the Class A Investor Interest that was funded with Commercial Paper) and (y) the Bank Rate, divided by (i) 360 (to the extent that the Bank Rate is determined by reference to the Eurodollar Rate) or (ii) 365 or 366, as applicable (to the extent that the Bank Rate is determined by reference to the Alternate Rate) (weighted, in each case, on the basis of the portion of the Class A Investor Interest that was funded at such Bank Rate).

     "Eurodollar Business Day" means a day on which dealings in Dollars are carried on in the eurodollar interbank market.

     "Eurodollar Determination Date" means the second Eurodollar Business Day prior to the commencement of each Interest Period.

     "Eurodollar Rate" means, for any day falling in any Interest Period (or portion thereof wherein interest shall be calculated at the Eurodollar Rate), the per annum rate of interest determined by the Administrator to be equal to the rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100th of one percent per annum) for deposits in Dollars for a period approximating such Interest Period (or portion thereof wherein interest shall be calculated at the Eurodollar Rate) which appears on the Reuters Screen LIBO Page as of 11:00 A.M. (London time) on the second Eurodollar Business Day before (and for value on) the first day of such Interest Period (or the first day of the portion thereof wherein interest shall be calculated at the Eurodollar Rate) and if such rate shall not be so quoted, the rate per annum at which the Administrator is offered for such Dollar deposits at or about 11:00 a.m., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of the Incremental Fundings are then being conducted, divided by the remainder of one minus the Eurodollar Reserve Percentage (expressed as a decimal) applicable during such Interest Period.

     "Eurodollar Reserve Percentage" means, with respect to any Interest Period (or portion thereof wherein interest shall be calculated at the Eurodollar
Rate), the then applicable percentage (expressed as a decimal) prescribed by the Federal Reserve Board for determining reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D.

     "Federal Bankruptcy Code" means the bankruptcy code of the United States of America codified in Title 11 of the United States Code.

     "Federal Funds Rate" means, for any day, an interest rate per annum equal to:

     (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such


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day (or, if such day is not a Business Day, for the next preceding Business Day)
by the Federal Reserve Bank of Boston; or

     (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrator from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means the Fee Letter, dated as of the Closing Date, among the Seller and the Administrator setting forth certain fees payable by the Seller in connection with the purchase of the Class A Certificates by the Agent for the benefit of the Conduit Purchaser.

     "Foreign" means, with respect to any Funding Source that is an assignee or participant of the Conduit Purchaser hereunder, any Person not organized under the laws of the United States, one of the states thereof, or the District of Columbia.

     "Funding Agreement" means any agreement or instrument executed by any Funding Source with or for the benefit of the Conduit Purchaser.

     "Funding Source" means any insurance company, bank or other financial institution providing liquidity, credit enhancement or back-up purchase support or facilities to the Conduit Purchaser in respect of commercial paper issued by the Conduit Purchaser and any of such Person's Affiliates and Persons deemed to be such Person's Affiliates by any applicable Official Body.

     "Governmental Actions" means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Requirement of Law.

     "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.

     "Incremental Funding" means an increase in the aggregate outstanding principal balance of the Class A Certificates in accordance with the provisions of Section 2.02 or an increase in the aggregate outstanding principal balance of the Class B Certificates in accordance with the provisions of Section 2.03.

     "Incremental Funding Date" means each date on which an Incremental Funding occurs.

     "Indemnified Party" means each Purchaser, the Administrator, each of the Funding Sources and any of their respective officers, directors, employees, agents, representatives, assignees or affiliates.

     "Investment Letter" is defined in Section 6.03.

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     "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree, judgment or award of any Official Body.

     "Liquidity Agreement" means that certain Revolving Asset Purchase Agreement, dated as of the Closing Date, among the Conduit Purchaser, the financial institutions thereto as Assignees and Barclays Bank PLC, as agent, as amended from time to time.

     "Liquidity Provider" means each Person that may from time to time be party to the Liquidity Agreement as a "liquidity purchaser" thereunder.

     "Losses" is defined in Section 9.01.

     "Notice of Incremental Funding" means a written notice of an Incremental Funding in the form of Exhibit A.

     "Official Body" means any Governmental Authority or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

     "Pooling and Servicing Agreement" means the Second Amended and Restated Pooling and Servicing Agreement dated as of November 25, 1997 and amended as of July 22, 1999 and as of May 8, 2001 among the Seller, the Servicer, and Wachovia Bank, National Association, as Trustee, as the same may be further amended, modified or supplemented.

     "Purchase Expiration Date" means the earlier of (i) the date which is 364 days from the Closing Date (or such later date as the Conduit Purchaser shall agree) and (ii) the commencement of the Early Amortization Period.

     "Purchasers" mean the Conduit Purchaser and the Class B Purchaser.

     "Regulation D" means Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board that prescribes reserve requirements applicable to nonpersonal time deposits or "Eurocurrency Liabilities" as presently defined in Regulation D, as in effect from time to time.

     "Regulatory Change" means (i) the adoption of any Law or bank regulatory guideline (ii) any amendment or change in the administration, interpretation or application of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, (iii) the compliance with any directive of any Official Body issued after the Closing Date (in the case of any bank regulatory guideline, whether or not having the force of Law) or (iv) the effectiveness after the Closing Date of any existing Law or bank regulatory guideline.

     "Securitization Entity" is defined in Section 10.09.

     "Seller" is defined in the preamble.


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     "Series Documents" means the Pooling and Servicing Agreement, the
Supplement and this Agreement.

     "Servicer" is defined in the preamble.

     "Supplement" means the Series 2004-VFC Supplement dated as of the Closing Date, among the Seller, the Servicer, and Wachovia Bank, National Association, as Trustee, supplementing the Pooling and Servicing Agreement and relating to the Series 2004-VFC Certificates, as the same may be amended, modified or supplemented.

     "Taxes" means, in the case of any Funding Source that is an assignee or participant of the Conduit Purchaser, taxes, levies, imposts, deductions, charges, withholdings and liabilities, now or hereafter imposed, levied, collected, withheld or assessed by any country (or any political subdivision thereof), excluding income or franchise taxes imposed on it by (i) the jurisdiction under the laws of which such Funding Source is organized (or by any political subdivision thereof), (ii) any jurisdiction in which an office of such Funding Source funding the Class A Funded Amount is located (or any political subdivision thereof), or (iii) any jurisdiction in which such Funding Source is already subject to tax.

     "Third Party Claim" is defined in Section 9.02.

     Section 1.02. Other Definitional Provisions.

     (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

     (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, the Schedule and Exhibits in or to this Agreement unless otherwise specified.

                                   ARTICLE II

                                PURCHASE AND SALE

Section 2.01.  Purchase and Sale of the Certificates.

     (a) Purchase and Sale of the Class A Certificates. On the terms and subject to the conditions set forth in this Agreement, and in reliance on the covenants, representations,



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warranties and agreements herein set forth, the Seller shall sell to the Agent, for the benefit of the Conduit Purchaser and the Liquidity Providers, and the Agent, for the benefit of the Conduit Purchaser and the Liquidity Providers, shall purchase at the Closing, a Class A Certificate with an initial outstanding principal amount of zero and with a purchase limit equal to the Maximum Class A Funded Amount.

     (b) Purchase and Sale of the Class B Certificates. On the terms and subject to the conditions set forth in this Agreement, and in reliance on the covenants, representations, warranties and agreements herein set forth the Seller shall sell to the Class B Purchaser, and the Class B Purchaser shall purchase at the Closing, a Class B Certificate with an initial outstanding principal amount of zero and with a purchase limit equal to the Maximum Class B Funded Amount.

     Section 2.02.  Class A Incremental Fundings.

     (a) The Conduit Purchaser will be obligated to make Class A Incremental Fundings from time to time during the Revolving Period upon satisfaction, as of the applicable Incremental Funding Date, of each of the following conditions:

          (i) the Administrator shall have received copies of all monthly statements and all reports required to be delivered by Servicer to the Trustee pursuant to Section 3.4 of the Pooling and Servicing Agreement;

          (ii) each of the representations and warranties of the Seller and the Servicer made in the Series Documents shall be true and correct in all material respects as of the applicable Incremental Funding Date immediately after giving effect to such Class A Incremental Funding (except to the extent they expressly relate to an earlier or later time);

          (iii) the Seller and the Servicer shall be in compliance in all material respects with all of their respective covenants contained in the Series Documents;

          (iv) both before and immediately after giving effect to such Class A Incremental Funding, no Early Amortization Event, Servicer Default or event which with the giving of notice or passage of time or both could become an Early Amortization Event or Servicer Default shall have occurred;

          (v) [RESERVED];

          (vi) no other Class A Incremental Fundings shall have occurred during the same calendar week;

          (vii) the Spread Account Amount shall be at least equal to the Required Spread Account Amount, the Specified Enhancement Amount shall be at least equal to the Required Enhancement Amount and the Available Series Cash Collateral Amount shall be at least equal to the Required CCA Floor Amount, in each case after giving effect to any deposits to, and withdrawals from, such accounts on such date and any Incremental Funding on such date;

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          (viii) at least two Business Days prior to the Incremental Funding
     Date, the Administrator and the Conduit Purchaser shall have received a completed Notice of Incremental Funding;

          (ix) no event shall have occurred that results in the Conduit Purchaser being unable to access the United States commercial paper markets and the Liquidity Providers not being obligated to make a purchase under the Liquidity Agreement;

          (x) both before and immediately after giving effect to such Class A Incremental Funding, the Seller Interest shall not be less than the Aggregate Minimum Seller Interest;

          (xi) immediately after giving effect to such Class A Incremental Funding, the Class A Investor Interest shall be equal to or less than the notional amount then in effect under the Cap Agreement; and

          (xii) in the case of the initial Incremental Funding Date, prior to such date, the Administrator and the Conduit Purchaser shall have received
     (i) fully executed counterparts of the Cap Agreement, which is Exhibit E to the Supplement, and the assignment of the rights of Fashion Service Corp. under such Cap Agreement to the Trust, each in substantially the form of the latest drafts received by the parties as of the Closing Date, (ii) a copy of the UCC-1 financing statements executed by Fashion Service Corp. in connection with the assignment referred to in clause (i) above, which financing statement shall, or concurrently with such Incremental Funding shall be, filed in the jurisdictions necessary to perfect such assignment,
     (iii) opinions of Mayer, Brown, Rowe & Maw LLP and Colin Stern, Executive Vice President and General Counsel to Charming Shoppes, Inc., each in substantially the form of the latest drafts reviewed by the parties as of the Closing Date and (iv) the form of the Monthly Settlement Report, which is Exhibit D to the Supplement, as agreed to by the parties.

     (b) Each Class A Incremental Funding shall be requested in an aggregate principal amount of $100,000 (except in the case of the initial funding, which shall be at least $500,000) and integral multiples of $100,000 in excess thereof; provided, that a Class A Incremental Funding may be requested in the entire remaining Maximum Class A Funded Amount.

     (c) The Conduit Purchaser shall not be required to make any Class A Incremental Funding if, after giving effect to such funding, the Class A Funded Amount would exceed the Maximum Class A Funded Amount.

     (d) The purchase price of each Class A Incremental Funding shall be equal to 100% of the amount of such Class A Incremental Funding and shall be paid not later than 3:00 p.m. New York City time on the Incremental Funding Date by wire transfer of immediately available funds to such account as may from time to time be specified by the Seller in a notice to the Administrator.

     Section 2.03. Class B Incremental Fundings.

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     (a) The Class B Purchaser will be obligated to make Class B Incremental
Fundings from time to time during the Revolving Period upon satisfaction, as of the applicable Incremental Funding Date, of each of the following conditions:

          (i) the Class B Purchaser shall have received copies of all monthly statements and all reports required to be delivered by Servicer to the Trustee pursuant to Section 3.4 of the Pooling and Servicing Agreement;

          (ii) each of the representations and warranties of the Seller and the Servicer made in the Series Documents shall be true and correct in all material respects as of the applicable Incremental Funding Date (except to the extent they expressly relate to an earlier or later time);

          (iii) the Seller and the Servicer shall be in compliance in all material respects with all of their respective covenants contained in the Series Documents;

          (iv) no Early Amortization Event, Servicer Default or event which with the giving of notice or passage of time or both could become an Early Amortization Event or Servicer Default shall have occurred; and

          (v) at least two Business Days prior to the Incremental Funding Date, the Class B Purchaser shall have received a completed Notice of Incremental Funding.

     (b) The Class B Purchaser shall not be required to make any Class B Incremental Funding if, after giving effect to such funding, the Class B Investor Interest would exceed the Maximum Class B Funded Amount.

     (c) The purchase price of each Class B Incremental Funding shall be equal to 100% of the amount of such Class B Incremental Funding and shall be paid not later than 1:00 p.m. New York City time on the Incremental Funding Date by wire transfer of immediately available funds to such account as may from time to time be specified by the Seller in a notice to the Class B Purchaser.

     Section 2.04. Reduction or Increase of Maximum Funded Amounts.

     (a) The Seller shall not reduce in whole or in part the Maximum Class A Funded Amount without the prior written consent of the Administrator.

     (b) The Seller may request an increase in the Class A Maximum Funded Amount by written notice to the Administrator at least 30 days before the date on which such increase is requested to become effective. No such increase will take effect unless (i) the Conduit Purchaser and Administrator agree thereto and (ii) the available commitments of the Funding Sources under the Funding Agreements for the commercial paper program of the Conduit Purchaser are increased as necessary to maintain the then-current ratings of the Conduit Purchaser's Commercial Paper.

     (c) The Seller may reduce in whole or in part the Maximum Class B Funded Amount (but not below the Class B Investor Interest or the Required Class B Amount) by giving the


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Class B Purchaser written notice thereof at least two Business Days before such reduction is to take place. The Seller shall pay the Class B Purchaser any accrued and unpaid Class B Non-Use Fee on the first Distribution Date following the date of such reduction with respect to the reduction amount.

     (d) The Seller may request an increase in the Maximum Class B Funded Amount by written notice to the Class B Purchaser at least 30 days before the date on which such increase is requested to become effective. No such increase will take effect unless the Class B Purchaser agrees thereto.

     Section 2.05. Calculation of the Certificate Rates.

     (a) On or before the fourth Business Day of each month, the Administrator shall calculate the Cost of Funds, the Class A Certificate Rate and the Class A Monthly Interest applicable to the Class A Certificates for the Interest Period related to such Distribution Date and shall notify the Trustee, the Seller and the Servicer of such rates and amount (such Cost of Funds shall be calculated using an estimate of the CP Rate, if necessary, for the remaining days in such Interest Period; provided, however, that each such estimated amount shall be adjusted as provided in paragraph (c) below).

     (b) On or before the Business Day preceding each Distribution Date, the Servicer shall calculate the Class B Certificate Rate and the Class B Monthly Interest applicable to the Class B Certificates for the Interest Period related to such Distribution Date and shall notify the Trustee and the Seller of such rates and amount. On any Distribution Date on which the Class B Funded Amount is reduced to zero and on the Series 2004-VFC Termination Date, Class B Monthly Interest shall include amounts which accrue from (and excluding) the last day of the preceding calendar month through (and including) such Distribution Date or Series 2004-VFC Termination Date, as applicable.

     (c) Except as provided in the next sentence, if the Administrator shall have used an estimate of the CP Rate to calculate the Cost of Funds pursuant to paragraph (a) with respect to any Interest Period, following the end of such Interest Period the Administrator shall compute the actual CP Rate for each day during such Interest Period, and (i) if the actual Cost of Funds computed using such actual CP Rate is greater than the estimated Cost of Funds for such Interest Period, the Cost of Funds for the next Interest Period shall be increased by the amount of such difference, and (ii) if the actual Cost of Funds so computed is less than the estimated Cost of Funds for such Interest Period, the Cost of Funds for the next Interest Period shall be decreased by the amount of such difference. If the Class A Funded Amount shall be reduced to zero or the Series 2004-VFC Termination Date shall occur, in either case, on the related Distribution Date, then on or before the Business Day preceding such Distribution Date, the Administrator shall recalculate the Cost of Funds and the CP Rate and shall notify the Trustee, the Seller and the Servicer of such recalculated rates and amounts and such recalculated rates and amounts shall be deemed to constitute such amounts and rates as required to be reported in paragraph (a).

                                  ARTICLE III

                                     CLOSING

     Section 3.01. Closing. The closing (the "Closing") of the purchase and sale of the Class A Certificates and Class B Certificates shall take place at the offices of Mayer, Brown Rowe & Maw LLP, 190 South LaSalle Street, Chicago, Illinois 60603 on January 21, 2004, or if the conditions to closing set forth in
Article IV of this Agreement shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied or waived, or at such other time, date and place as the parties shall agree upon (the date of the Closing being referred to herein as the "Closing Date").

     Section 3.02. Transactions to be Effected at the Closing. At the Closing
(a) the Seller shall deliver a Class A Certificate to the Agent in consideration for the agreements of the Conduit Purchaser hereunder and (b) the Seller shall deliver a Class B Certificate to the Class B Purchaser in consideration for the agreements of the Class B Purchaser hereunder.

                                   ARTICLE IV

                             CONDITIONS PRECEDENT TO
                          PURCHASE ON THE CLOSING DATE

     The purchase of the Series 2004-VFC Certificates hereunder is subject to the satisfaction at the time of the Closing of the following conditions (any or all of which may be waived by the Conduit Purchaser and the Class B Purchaser in their sole discretion):

     Section 4.01. Performance by the Seller and Servicer. All the terms, covenants, agreements and conditions of the Series Documents to be complied with and performed by the Seller and the Servicer at or before the Closing shall have been complied with and performed in all material respects.

     Section 4.02. Representations and Warranties. Each of the representations and warranties of the Seller and the Servicer made in the Series Documents shall be true and correct in all material respects as of the time of the Closing (except to the extent they expressly relate to an earlier or later time).

     Section 4.03. Corporate Documents. The Administrator shall have received copies of the (i) certificate of incorporation, good standing certificate and by-laws of the Seller, (ii) Board of Directors resolutions of the Seller with respect to the Series Documents, and (iii) incumbency certificate of the Seller, each certified by appropriate corporate authorities.

     Section 4.04. [reserved].

     Section 4.05. Opinions of Counsel to the Trustee. Counsel to the Trustee shall have delivered to the Administrator a favorable opinion, dated as of the Closing Date and reasonably satisfactory in form and substance to the Administrator and its counsel.

     Section 4.06. Financing Statements. The Administrator shall have received evidence satisfactory to it of the completion of all recordings, registrations, and filings as may be necessary or, in the opinion of the Administrator, desirable to perfect or evidence the assignment by the Seller to the Trust of its ownership interest in the Receivables and the proceeds thereof and the security interest granted pursuant to the Pooling and Servicing Agreement, including:

     (a) Acknowledgment copies of all UCC financing statements and assignments (other than those referred to in Section 2.02(a)(xi)) that have been filed in the offices of the Secretary of State of the applicable states and in the appropriate office or offices of such other locations as may be specified in the opinions of counsel delivered pursuant to Section 4.04; and

     (b) Search reports from parties acceptable to the Administrator and their counsel dated a date reasonably near the Closing Date and listing all effective financing statements which name the Seller, as seller, assignor or debtor and which are filed in all jurisdictions in which the filings were or will be made, together with copies of such financing statements.

     Section 4.07. Ratings. The Conduit Purchaser's Commercial Paper shall continue to be rated at least A-1+ by S&P and P-1 by Moody's.

     Section 4.08. Documents. The Administrator shall have received a duly executed counterpart of each of the Series Documents and each and every document or certification delivered by any party in connection with any of such agreements (other than those referred to in Section 2.02(a)(xi)), and each such document shall be in full force and effect.

     Section 4.09. No Actions or Proceedings. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, the transactions contemplated by the Series Documents and the documents related thereto in any material respect.

     Section 4.10. Approvals and Consents. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Series Documents and the other documents related thereto shall have been obtained or made.

     Section 4.11. Officer's Certificate. The Administrator shall have received an Officer's Certificate from the Seller in form and substance reasonably satisfactory to the Administrator and its counsel, dated as of the Closing Date, certifying as to the satisfaction of the conditions set forth in Sections 4.01 and 4.02.

     Section 4.12. Other Documents. The Seller shall have furnished to the Administrator such other information, certificates and documents as the Administrator may reasonably request.

     Section 4.13. Fees. The fees due on the Closing Date specified in the Fee Letter shall have been paid.

                                   ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF SELLER AND SERVICER

     Section 5.01. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchasers and the Administrator as of the Closing Date as follows:

     (a) Organization and Good Standing. The Seller is a corporation duly organized and validly existing under the laws of the State of Delaware and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and each other Series Document to which it is a party.

     (b) Due Qualification. The Seller is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Seller required under applicable law.

     (c) Due Authorization. The execution and delivery by the Seller of this Agreement and each other Series Document and the consummation of the transactions provided for hereunder and thereunder have been duly authorized by the Seller by all necessary corporate action on its part and this Agreement and each other Series Document will remain, from the time of its execution, an official record of the Seller.

     (d) Enforceability. Each of this Agreement and each other Series Document constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws.

     (e) No Conflict. The execution and delivery of this Agreement and each other Series Document, the performance of the transactions contemplated hereunder and thereunder and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or any of its properties are bound.

     (f) No Violation. The execution and delivery of this Agreement and each other Series Document, the performance of the transactions contemplated hereunder and thereunder and the fulfillment of the terms hereof and thereof will not conflict with or violate in any material respect any Requirements of Law applicable to the Seller.

     (g) No Proceedings. There are no proceedings pending or, to the best knowledge of the Seller, threatened against the Seller before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Series Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Series Document, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Agreement or any other Series Document, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any other Series Document or (v) seeking to affect adversely the income tax attributes of the Trust.

     (h) All Consents Required. All appraisals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Seller of this Agreement and each other Series Document, the performance of the transactions contemplated hereunder and thereunder and the fulfillment of the terms hereof, have been obtained.

     (i) Incorporated Representations and Warranties. Its representations and warranties in Sections 2.3 and 2.4 of the Pooling and Servicing Agreement are true and correct in all material respects as of the dates they were so made.

     (j) Investment Company Act. Neither the Seller nor the Trust is required to be registered under the Investment Company Act of 1940, as amended.

     (k) No Early Amortization Event, Insolvency Event or Servicer Default. No Early Amortization Event with respect to the Series 2004-VFC Certificates, Insolvency Event or Servicer Default has occurred and is continuing, and no event, act or omission has occurred and is continuing which, with the lapse of time, the giving of notice or both, would constitute an Early Amortization Event, Insolvency Event or Servicer Default.

     (l) Series 2004-VFC Certificates. The Series 2004-VFC Certificates have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement and the Supplement, and delivered to and paid for in accordance with this Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement and the Supplement.

     (m) Cardholder Guidelines. The Cardholder Guidelines require a Receivable to be charged off as uncollectible once that Receivable is determined to be 180 days or more past due.

     Section 5.02. Representations and Warranties of the Servicer. The Servicer hereby represents and warrants to the Purchasers and the Administrator as of the Closing Date as follows:

     (a) Organization and Good Standing. The Servicer is a corporation duly organized and validly existing under the laws of the State of Delaware and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and each other Series Document to which it is a party.

     (b) Due Qualification. The Servicer is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Servicer required under applicable law.

     (c) Due Authorization. The execution and delivery by the Servicer of this Agreement and each other Series Document to which it is a party and the consummation of the transactions provided for hereunder and thereunder have been duly authorized by the Servicer by all necessary corporate action on its part and this Agreement and each other Series Document to which it is a party will remain, from the time of its execution, an official record of the Servicer.

     (d) Enforceability. Each of this Agreement and each other Series Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws.

     (e) No Conflict. The execution and delivery of this Agreement and each other Series Document to which the Servicer is a party, the performance of the transactions contemplated hereunder and thereunder and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Servicer is a party or by which it or any of its properties are bound.

     (f) No Violation. The execution and delivery of this Agreement and each other Series Document to which the Servicer is a party, the performance of the transactions contemplated hereunder and thereunder and the fulfillment of the terms hereof and thereof will not conflict with or violate in any material respect any Requirements of Law applicable to the Servicer.

     (g) No Proceedings. There are no proceedings pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Series Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Series Document, (iii) seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any other Series Document to which it is a party, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any other Series Document or (v) seeking to affect adversely the income tax attributes of the Trust.

     (h) All Consents Required. All appraisals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Servicer of this Agreement and each other Series Document to which it is a party, the performance of the transactions contemplated hereunder and thereunder and the fulfillment of the terms hereof, have been obtained.

     (i) Incorporated Representations and Warranties. Its representations and warranties in Section 3.3 of the Pooling and Servicing Agreement are true and correct in all material respects as of the dates they were so made.

     (j) No Early Amortization Event, Insolvency Event or Servicer Default. No Early Amortization Event with respect to the Series 2004-VFC Certificates, Insolvency Event or Servicer Default has occurred and is continuing, and no event, act or omission has occurred and is continuing which, with the lapse of time, the giving of notice or both, would constitute an Early Amortization Event, Insolvency Event or Servicer Default.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                          WITH RESPECT TO THE PURCHASER

     Each of the Purchasers hereby makes the following representations and warranties to the Seller on which the Seller shall rely in entering into this Agreement.

     Section 6.01. Organization. Such Purchaser has been duly organized and is validly existing and in good standing as a corporation under the laws of the state governing its formation, with power and authority to own its properties and to transact the business in which it is now engaged.

     Section 6.02. Authority, etc. Such Purchaser has all requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or partnership action on the part of such Purchaser. This Agreement has been duly and validly executed and delivered by such Purchaser and constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, insolvency, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. Neither the execution and delivery by such Purchaser of this Agreement nor the consummation by such Purchaser of any of the transactions contemplated hereby, nor the fulfillment by such Purchaser of the terms hereof, will conflict with, or violate, result in a breach of or constitute a default under any term or provision of the certificate of incorporation or by-laws of such Purchaser or any Requirement of Law applicable to such Purchaser.

     Section 6.03. Securities Act. The Series 2004-VFC Certificate purchased by such Purchaser pursuant to this Agreement will be acquired for investment only and not with a view to any public distribution thereof, and such Purchaser will not offer to sell or otherwise dispose of its Series 2004-VFC Certificate so acquired by it (or any interest therein) in violation of any of the registration requirements of the Act or any applicable state or other securities laws. Such Purchaser acknowledges that it has no right to require the Seller to register under the Act or any other securities law the Series 2004-VFC Certificates to be acquired by such Purchaser pursuant to this Agreement.

     Such Purchaser agrees with the Seller that: (i) such Purchaser will execute and deliver to the Seller on or before the Closing Date a certain letter (the "Investment Letter"), in the form attached hereto as Exhibit B, with respect to the purchase of the Series 2004-VFC Certificates and (ii) all of the statements made by such Purchaser in the Investment Letter are true and correct in all material respects as of the date made. The Conduit Purchaser will also cause the Agent and Liquidity Providers to execute and deliver an Investment Letter to Seller on or prior to the Closing Date. Each Purchaser understands and agrees that receipt by the Seller of a duly executed Investment Letter is a condition precedent to the Seller's obligations hereunder to sell the Series 2004-VFC Certificates.

     Section 6.04. Investment Company Act. Neither such Purchaser nor the Administrator is required to register as an "investment company" nor is such Purchaser or the Administrator controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                  ARTICLE VII

                    COVENANTS OF THE SELLER AND THE SERVICER

     Section 7.01. Rating of Class A Certificates or Notes. To the extent that any rating provided with respect to the Class A Certificates or the Conduit Purchaser's Commercial Paper by any rating agency is conditional upon the furnishing of documents or the taking of any other action by the Seller, the Seller shall take all reasonable actions to furnish such documents and take any such other action.

     Section 7.02. Information. So long as the Class A Certificates remain outstanding, the Servicer and the Seller will furnish to the Conduit Purchaser and the Administrator:

     (a) as soon as possible and in any event within three Business Days of knowledge thereof, notice of (i) any litigation, investigation or proceeding which, in the Servicer's reasonable opinion, could have a material adverse effect on the Class A Certificateholders and (ii) any material adverse development in previously disclosed litigation;

     (b) prior to its effective date, notice of any material change in the Cardholder Guidelines which, in the Servicer's reasonable opinion, could have a material adverse effect on the Class A Certificateholders;

     (c) a copy of each certificate, opinion, report, statement, notice or other communication (other than investment instructions) furnished by or on behalf of the Seller to the Trustee or either Rating Agency under the Pooling and Servicing Agreement or the Supplement, concurrently therewith, and promptly after receipt thereof, a copy of each notice, demand or other communication received by or on behalf of the Seller under the Pooling and Servicing Agreement, the Purchase Agreement or the Supplement;

     (d) such other information (including financial information), documents, records or reports respecting the Trust, the Receivables, the Seller, the Originator or the Servicer as a Purchaser or the Administrator may from time to time reasonably request; and

     (e) as soon as possible and in any event within five Business Days after the occurrence thereof, notice of each Early Amortization Event, Servicer Default or event which with the giving of notice or the passage of time or both would constitute an Early Amortization Event or Servicer Default.

     Section 7.03. Access to Information. So long as the Class A Certificates remain outstanding, the Seller will and will cause the Originator and the Servicer to, at any time from time to time during regular business hours, or reasonable notice to the Seller, permit the Purchasers or the Administrator, or their agents or representatives to:

     (a) examine all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller, the Originator and the Servicer relating to the Receivables, and

     (b) visit the offices and property of the Seller, the Originator and the Servicer for the purpose of examining such materials described in clause (a);

provided, that (x) so long as no Early Amortization Event with respect to Series 2004-VFC has occurred and is continuing no more than one such examination and visit shall be made by each Purchaser and the Administrator (or their respective agents and representatives) in any one year period and (y) the Purchasers and the Administrator shall use their reasonable efforts to coordinate any such examination and visit with any similar examination and visit to be made by any other Purchaser or the Administrator or other agents and representatives.

     Except as provided in Section 10.05, any information obtained by a Purchaser or the Administrator pursuant to this Section 7.03 shall be held in confidence by such Purchaser and the Administrator unless and to the extent such information (i) has become available to the public, (ii) is required or requested by any Governmental Authority or in any court proceeding or (iii) is required by any Requirement of Law. In the case of any disclosure permitted by clause (ii) or (iii), the Purchaser and the Administrator shall use commercially reasonable efforts to (x) provide the Seller with advance notice of any such disclosure and (y) cooperate with the Seller in limiting the extent or effect of any such disclosure.

     Section 7.04. Security Interests; Further Assurances. The Seller will take all action necessary to maintain the Trustee's first priority perfected ownership or security interest in the Receivables and the collateral granted pursuant to the Pooling and Servicing Agreement.

     Section 7.05. Covenants. The Seller will duly observe and perform each of its covenants set forth in the Pooling and Servicing Agreement and the Supplement.

     Section 7.06. Amendments. The Seller will not make, or permit any Person to make, any material amendment, modification or change to, or provide any material waiver under the Pooling and Servicing Agreement or any Series Document without satisfaction of the Rating Agency Condition.

     Section 7.07. Cardholder Guidelines. Neither the Seller nor the Servicer shall make or permit any person to make, any amendment, modification or change to the Cardholder Guidelines if, as a result of such change, a Receivable would not be required to be charged off as uncollectible once that Receivable was determined to be 180 days or more past due.

                                  ARTICLE VIII

                              ADDITIONAL COVENANTS

     Section 8.01. Legal Conditions to Closing. The parties hereto will take all reasonable action necessary to obtain (and will cooperate with one another in obtaining) any consent, authorization, permit, license, franchise, order or approval of, or any exemption by, any

Governmental Authority or any other Person, required to be obtained or made by it in connection with any of the transactions contemplated by this Agreement.

     Section 8.02. Transfer Restrictions.

     (a) Except as otherwise provided in Section 10.04, no Series 2004-VFC Certificate may be offered, sold or otherwise transferred to any Person (other than the Seller) unless the Seller shall have given its prior written approval to such offer, sale or transfer (which approval shall not be unreasonably withheld). Each Purchaser further agrees that it will not make any general solicitation or general advertising for the offer or sale of its Series 2004-VFC Certificate and will not transfer its Series 2004-VFC Certificate (or any portion thereof) to any Person except (a) to a Person within the United States which such Purchaser reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Act) that is purchasing (1) for its own account or (2) for the account of a "qualified institutional buyer" (as so defined) or (b) to a Person that is an institutional "accredited investor" within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Act, that is, in either case, aware that such resale, pledge or transfer is being made in reliance on an exemption from registration under the Act, and, in either case, unless such Person shall have delivered to such Purchaser an Investment Letter. Each Purchaser further agrees to provide to any Person purchasing a Series 2004-VFC Certificate (or any portion thereof) from it a notice advising such purchaser that resales of the Series 2004-VFC Certificates are restricted as stated above.

     (b) Seller shall not execute, and (if given prior written notice by the Servicer of the inability of the Seller to execute any Subject Instrument by operation of this clause (b)) the Transfer Agent and Registrar shall not register the transfer of, any Class B Certificate unless (i) after giving effect to the execution or transfer of such Class B Certificate, there would be no more than 5 Private Holders of Class B Certificates and (ii) the other conditions to transfer set forth in Section 6.3 of the Pooling Agreement have been satisfied.

     Section 8.03. Consents, etc. Each Purchaser agrees not to unreasonably withhold or delay its consent to any amendment or other matter requiring consent of the Holders of the Series 2004-VFC Certificates under a provision of any Series Document to the extent that such provision specifies that such consent is not to be unreasonably withheld or delayed.

                                   ARTICLE IX

                                 INDEMNIFICATION

     Section 9.01. Indemnification by the Seller. The Seller agrees to indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages, liabilities or expenses, including legal and accounting fees (collectively, "Losses"), as incurred (payable promptly upon written request), for or on account of or arising from or in connection with this Agreement, including any breach of any representation, warranty or covenant of the Seller in this Agreement or in any certificate or other written material delivered pursuant hereto; provided, however, that the Seller shall not be so required to indemnify any such Person or otherwise be liable to any such Person hereunder for any Losses (i) resulting from the performance of the Receivables, market fluctuations, a shortfall or failure to make payment under any Enhancement or other similar market or investment risks associated with ownership of the Class A Certificates, (ii) which would otherwise be covered in Section 9.04 hereof, (iii) arising from such Person's gross negligence or willful misconduct or (iv) arising from a breach of any representation or warranty set forth in the Pooling and Servicing Agreement, a remedy for the breach of which is provided in
Section 2.4 of the Pooling and Servicing Agreement.

     Section 9.02. Procedure. In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of, or involving a claim made by any Person against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the Seller in writing of the Third Party Claim within a reasonable time after receipt by such Indemnified Party of written notice of the Third Party Claim unless the Seller shall have previously obtained actual knowledge thereof. Thereafter, the Indemnified Party shall deliver to the Seller, within a reasonable time after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

     Section 9.03. Defense of Claims. If a Third Party Claim is made against an Indemnified Party, (a) the Seller will be entitled to participate in the defense thereof and, (b) if it so chooses, to assume the defense thereof with counsel selected by the Seller, provided that in connection with such assumption (i) such counsel is not reasonably objected to by the Indemnified Party and (ii) the Seller, subject to Section 10.09, first admits in writing its liability to indemnify the Indemnified Party with respect to all elements of such claim in full to the extent such claim is valid. Should the Seller so elect to assume the defense of a Third Party Claim, the Seller will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Seller elects to assume the defense of a Third Party Claim, the Indemnified Party will (i) cooperate in all reasonable respects with the Seller in connection with such defense and (ii) not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Seller's prior written consent, as the case may be. If the Seller shall assume the defense of any Third Party Claim, the Indemnified Party shall be entitled to participate in (but not control) such defense with its own counsel at its own expense. If the Seller does not assume the defense of any such Third Party Claim, the Indemnified Party may defend the same in such manner as it may deem appropriate, including settling such claim or litigation after giving notice to the Seller of such terms and, subject to
Section 10.09, the Seller will promptly reimburse the Indemnified Party upon written request. Anything contained in this Agreement to the contrary notwithstanding, the Seller shall not be entitled to assume the defense of any part of a Third Party Claim that seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party.

     Section 9.04. Increased Cost and Reduced Return.

     (a) If (i) Regulation D or (ii) any Regulatory Change occurring after the Closing Date:

          (A) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of the Daily Conduit Purchaser Rate), special deposit or similar requirement against assets of any Covered Person, deposits or obligations with or for the account of any Covered Person, or credit extended by any Covered Person under any Funding Agreement;

          (B) shall change the amount of capital maintained or required or requested or directed to be maintained by any Covered Person;

          (C) shall impose on any Covered Person any other condition affecting any Class A Certificates owned or funded in whole or in part by any Covered Person, or its obligations or rights, if any, to fund any Class A Incremental Fundings; or

          (D) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) or any other applicable regulator assesses, deposit insurance premiums or similar charges;

and the result of any of the foregoing is or would be

          (x) to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) a Covered Person funding the Class A Funded Amount, any purchases, reinvestments, or loans or other extensions of credit under any Funding Agreement or any commitment of any Covered Person with respect to any of the foregoing,

          (y) to reduce the amount of any sum received or receivable by a Covered Person under any Funding Agreement with respect thereto, or

          (z) in the reasonable determination of such Covered Person, to reduce the rate of return on the capital of a Covered Person as a consequence of its obligations arising in connection herewith to a level below that which such Covered Person could otherwise have achieved but for Regulation D or such Regulatory Change, then within thirty days after demand by such Covered Person (which demand shall be accompanied by a statement setting forth the basis of such demand), the Seller shall pay to the Conduit Purchaser solely from amounts remitted to the Seller pursuant to Section 4.9(a)(xii) of the Supplement, for the benefit of such Covered Person, such amounts charged to such Funding Source or to compensate such Covered Person for such reduction. This Section 9.04(a) shall not apply to taxes.

     (b) Each Covered Person will promptly notify the Conduit Purchaser, the Seller and the Administrator of any event of which it has knowledge which will entitle such Funding Source to compensation pursuant to this Section 9.04; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Covered Person to such compensation.

     (c) In determining any amount provided for or referred to in this Section 9.04, a Covered Person may use any reasonable averaging and attribution methods that it (in its sole discretion) shall deem applicable. Any Covered Person when making a claim under this Section 9.04 shall submit to the Conduit Purchaser and the Seller a statement as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon Seller.

     (d) The Conduit Purchaser agrees that it shall use its reasonable best efforts to take any action that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in paragraph (a); provided that the Conduit Purchaser shall not be obligated to take any actions that would, in the reasonable opinion of the Conduit Purchaser, be disadvantageous to the Conduit Purchaser.

     (e) Subject to Section 9.04(g), any and all payments made under this Agreement shall be made free and clear of, and without deduction for, any and all present or future Taxes. If any amount of Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder to any Foreign Funding Source that is an assignee or participant of the Conduit Purchaser, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.04(e)), such Foreign Funding Source receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller shall make such deductions and (iii) the Seller shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law solely from amounts remitted to the Seller pursuant to Section 4.9(a)(xii) of the Supplement.

     (f) Each Foreign Funding Source that is an assignee or participant of the Conduit Purchaser, on or prior to the date pursuant to which it becomes an assignee or participant of the Conduit Purchaser, and from time to time thereafter if requested in writing by the Seller (unless such Funding Source can no longer lawfully do so due to a change in law subsequent to the date it became an assignee or participant of Purchaser hereunder), shall provide Seller with such form(s) prescribed by the Internal Revenue Service, certifying that such Funding Source is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest to zero or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

     (g) For any period with respect to which a Funding Source that is a Foreign assignee or participant of the Conduit Purchaser has failed to provide the Seller with the appropriate form described in Section 9.04(f) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided), such Funding Source shall not be entitled to payments of additional amounts under Section 9.04(e).

     Section 9.05. Other Expenses. Seller agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Conduit Purchaser, any Liquidity Provider, the Administrator and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of Conduit Purchaser, any Liquidity Provider, the Administrator and/or the Agent) or intangible, documentary or recording taxes incurred by or on behalf of the Conduit Purchaser, any Liquidity Provider, the Administrator or the Agent (i) in connection with the preparation, negotiation, execution and delivery of this Agreement, the Supplement or the Series 2004-VFC Certificates and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby, including any examination pursuant to Section
7.03 and (ii) from time to time (A) relating to any amendments, waivers or consents under this Agreement the Supplement and the Series 2004-VFC Certificates or (B) arising in connection with the Conduit Purchaser, any Liquidity Provider, the Administrator or the Agent's enforcement or preservation of rights hereunder; provided, however, that unless and until an Early Amortization Event with respect to Series 2004-VFC shall have occurred and be continuing, the Seller shall be responsible for the costs and expenses related to only one annual audit, solely to the extent provided in Section 7.03.

                                   ARTICLE X

                                  MISCELLANEOUS

     Section 10.01. Amendments. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by all of the parties hereto. No amendment or waiver of any provision of the Fee Letter shall in any event be effective unless the same shall be in writing and signed the Seller and the Administrator. The Administrator shall give each of Standard & Poor's and Moody's notice of any such amendment to this Agreement or the Fee Letter.

     Section 10.02. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopies, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, cabled or delivered, as to each party hereto, at its address set forth in Schedule I hereto or at such other address as shall be designated by such party in a written notice to the other party hereto. All such notices and communications shall, when mailed, telecopied, telegraphed or cabled, be effective when deposited in the mails, confirmed by telephone, delivered to the telegraph company or delivered to the cable company, respectively.

     Section 10.03. No Waiver; Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 10.04. Binding Effect; Assignability.

     (a) This Agreement shall be binding upon and inure to the benefit of the Seller, the Administrator and the Purchasers and their respective successors and assigns (including any subsequent holders of the Series 2004-VFC Certificates); provided, however, that the Seller shall not have the right to assign its rights hereunder or any interest herein (by operation of law or otherwise) without the prior written consent of the Administrator and the Purchasers, which consent shall not be unreasonably withheld. The Administrator and the Conduit Purchaser each agrees that it shall not transfer a Class A Certificate or any interest therein without the Seller's consent, unless such transfer is to a Liquidity Provider. The Seller agrees that it will not unreasonably withhold its consent to the transfer by the Administrator and the Conduit Purchaser of a Class A Certificate to a special purpose company which is administered by the

Administrator and engages in activities substantially similar to the Conduit Purchaser. The Class B Purchaser agrees that it shall not transfer a Class B Certificate without the Administrator's consent, unless such transfer is to an affiliate of the Class B Purchaser.

     (b) This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as all amounts payable with respect to the Series 2004-VFC Certificates shall have been paid in full.

     Section 10.05. Provision of Documents and Information. The Seller acknowledges and agrees that the Conduit Purchaser and the Administrator are permitted to provide to permitted assignees and participants, the placement agents for the Commercial Paper, the rating agencies with respect to the Commercial Paper and other liquidity and credit providers under their respective commercial paper programs, opinions, certificates, documents and other information relating to the Seller, the Originator, the Servicer and the Receivables delivered to the Purchasers or the Administrator pursuant to this Agreement.

     Section 10.06. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

     (a) THIS CERTIFICATE PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. EACH OF THE PARTIES TO THIS CERTIFICATE PURCHASE AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

     (b) EACH OF THE PARTIES HERETO WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.

     Section 10.07. No Proceedings.

     (a) The Seller agrees that so long as Commercial Paper of the Conduit Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any Commercial Paper of the Conduit Purchaser shall have been outstanding, it shall not file, or join in the filing of, a petition against the Conduit Purchaser under any Debtor Relief Laws, or join in the commencement of any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar proceeding against the Conduit Purchaser.

     (b) Each Purchaser severally agrees that it shall not at any time file, or join in the filing of, a petition against the Trust or the Seller under any Debtor Relief Laws, or join in the commencement of any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar proceeding against the Seller or the Trust.

     Section 10.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     Section 10.09. No Recourse. The obligations of the Conduit Purchaser, the Servicer or the Seller (each, a "Securitization Entity") under this Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by such Securitization Entity or any officer thereof are solely the corporate or partnership obligations of such Securitization Entity. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by such Securitization Entity, or any officer thereof in connection therewith, against any stockholder, limited partner, employee, officer, director or incorporator of such Securitization Entity, provided, however, that provisions of this section shall not relieve any of the foregoing persons from any liability arising from his, her or its intentional misrepresentation or willful misconduct.

     Section 10.10. Survival. All representations, warranties, covenants, guaranties and indemnifications contained in this Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the sale, transfer or repayment of the Series 2004-VFC Certificates.

     Section 10.11. Tax Characterization. Each party to this Agreement (a) acknowledges and agrees that it is the intent of the parties to this Agreement that, for federal, state and local income and franchise tax purposes only, the Class A Certificates will be treated as evidence of indebtedness secured by the Receivables and proceeds thereof and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation, (b) agrees to treat the Class A Certificates for federal, state and local income and franchise tax purposes as indebtedness and (c) agrees that the provisions of this Agreement and all related Series Documents shall be construed to further these intentions of the parties

     Section 10.12. Tax Non-Confidentiality. Notwithstanding anything to the contrary set forth in Section 7.03 or elsewhere herein or in the Supplement, the parties to this Agreement acknowledge and agree that (i) any obligations of confidentiality contained herein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the Series 2004-VFC Certificates (and any related transactional arrangements), and (ii) each party (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Series 2004-VFC Certificates and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of the U.S. Department of Treasury Regulations, Section 1.6011-4.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 CHARMING SHOPPES RECEIVABLES CORP.,
                                 as Seller


                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------

                                 SHEFFIELD RECEIVABLES CORPORATION,
                                 as Conduit Purchaser


                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------

                                 BARCLAYS BANK PLC
                                 as Administrator
                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------

                                 CHARMING SHOPPES RECEIVABLES CORP.,
                                 as Class B Purchaser

                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------

                                 SPIRIT OF AMERICA, INC., as Servicer
                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------

                                                                      EXHIBIT A

                      Form of Notice of Incremental Funding


A. Proposed Incremental Funding Date: ___________

B. Amount of requested Class A Incremental Funding                  $__________

C. Purchase Price (100% of the related Class A Incremental Funding
   Amount)                                                          $__________

D. Remaining Maximum Class A Funded Amount (excluding the requested
   Class A Incremental Funding)                                     $__________

E. Remaining Maximum Class A Funded Amount (after giving effect to
   the requested Class A Incremental Funding on the date hereof)    $__________

F. Amount of requested Class B Incremental Funding                  $__________

G. Purchase Price (100% of the related Class B Incremental Funding
   Amount)                                                          $__________

H. Remaining Maximum Class B Funded Amount (excluding the requested
   Class B Incremental Funding)                                     $__________

I. Remaining Maximum Class B Funded Amount (after giving effect to
   the requested Class B Incremental Funding on the date hereof)    $__________

F.   Certifications:

     1. The representations and warranties of Charming Shoppes Receivables Corp. ("CSRC") in the Second Amended Pooling and Servicing Agreement dated as of November 25, 1997, as amended as of July 22, 1999 and as of May 8, 2001 (as amended or otherwise modified, the "Pooling and Servicing Agreement"), among CSRC, as Seller, Spirit of America, Inc., as Servicer, and Wachovia Bank, National Association as trustee (the "Trustee"), and the Certificate Purchase Agreement dated as of January 21, 2004 (as amended or otherwise modified, the "Agreement"), among CSRC, the Conduit Purchaser, the Administrator, the Servicer and the Class B Purchaser are true and correct on the date hereof.

     2. The applicable Incremental Funding Conditions specified in Section 2.02(a) of the Agreement, if a Class A Incremental Funding is requested hereby, and Section 2.03(a) of the Agreement, if a Class B Incremental Funding is requested hereby, have been satisfied and/or will be satisfied as of the applicable Incremental Funding Date.

                           CHARMING SHOPPES RECEIVABLES CORP


                           By ________________________
                           Authorized Officer


Date of Notice:  __________

                                                                      EXHIBIT B

                           [Form of Investment Letter]

                                January 21, 2004

Wachovia Bank, National Association
123 South Broad Street, M/B/O/, 18th Floor
Philadelphia, PA 19019
Attn: Corporate Trust Administration

Charming Shoppes Receivables Corp.
c/o Charming Shoppes, Inc.
450 Winks Lane
Bensalem, PA 19020

                  Re: Purchase of [Class A/Class B] Certificate

Ladies and Gentlemen:

     This letter (the "Investment Letter") is delivered by ____________________ (the "Purchaser") and [____________________ ("__________"), as Agent](1)
pursuant to Section 6.03 of the Certificate Purchase Agreement dated as of January 21, 2004 (as amended or otherwise modified, the "Agreement") among Charming Shoppes Receivables Corp. ("CSRC"), Spirit of America, Inc., as Servicer, the Conduit Purchaser, the Class B Purchaser and the Agent. Capitalized terms used herein without definition shall have the meanings set forth in the Agreement. The Purchaser represents to the Seller as follows:

     (a) the Purchaser is authorized to enter into the Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby;

     (b) the Purchaser [and Agent] have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the [Class A/Class B] Certificate and the Purchaser is able to bear the economic risk of such investment;

     (c) the Purchaser [and Agent] have reviewed the Pooling and Servicing Agreement and the Supplement (including the schedules and exhibits thereto) and have had the opportunity to perform due diligence with respect thereto and to ask questions of and receive answers from the Seller and its representatives concerning the Seller, the Servicer, the Originator, the Trust and the [Class A/Class B] Certificates;

     (d) [Agent is an agent on behalf of the Purchaser and the Purchaser is not acquiring the Class A Certificate as an agent or otherwise for any other person.] The Purchaser is a [____________________]; [Agent is a [____________________]];

-----------------
(1)  Bracketed language for conduit purchasers only.

     (e) Each of the Purchaser [and Agent] is either (x) an "accredited investor" (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended or (y) a qualified institutional buyer as defined in Rule 144A promulgated by the Commission under the Securities Act of 1933, as amended. Each of the Purchaser [and Agent] understands that the offering and sale of the [Class A/Class B] Certificates have not been and will not be registered under the Securities Act of 1933, as amended, and have not and will not be registered or qualified under any applicable "blue sky" law, and that the offering and sale of the [Class A/Class B] Certificates have not been reviewed by, passed on or submitted to any federal or state agency or commission, securities exchange or other regulatory body;

     (f) The Purchaser[, through the Agent], is acquiring the [Class A/Class B] Certificate without a view to any distribution, resale or other transfer thereof, except as contemplated by the following sentence. The Purchaser and Agent will not resell or otherwise transfer the [Class A/Class B] Certificate or any portion thereof, except in accordance with Section 8.02 of the Agreement.

     (g) The Purchaser [and Agent] understand that each [Class A/Class B] Certificate will bear a legend to substantially the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE SECURITIES ACT. NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS UNDER STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THE SUPPLEMENT AND THE CERTIFICATE PURCHASE AGREEMENT REFERRED TO HEREIN.

          NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE ACQUIRED BY
     (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA")) THAT IS SUBJECT TO THE PROVISIONS OF TITLE 1 OF ERISA, (B) A PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY (EACH A "BENEFIT PLAN"). BY ACCEPTING AND HOLDING THIS CERTIFICATE OR ANY INTEREST HEREIN, THE HOLDER HEREOF OR ANY OWNER OF AN INTEREST HEREIN SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.

     (h) This Investment Letter has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligations of the Purchaser [and the Agent], enforceable against the Purchaser [and the Agent] in accordance with its terms, except as such enforceability may be limited by receivership, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

     (i) [Each of] the Purchaser and [the Agent] represents and warrants that neither the Purchaser [nor the Agent] is (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code, or (iii) an entity whose underlying assets include plan assets by reason of a plan's investment in such entity.

                         Very truly yours,

                         ------------------------------,
                         as Purchaser


                         By:___________________________
                         Name:
                         Title:

                         ------------------------------,
                         as Agent


                         By:___________________________
                         Name:
                         Title:

                                   SCHEDULE I

                              Addresses for Notices

Sheffield Receivables Corporation
c/o Barclays Bank PLC
200 Park Avenue, 5th Floor
New York, NY  10166
Attention: David Lister
Fax: (212) 412-6846
Telephone: (212) 412-7659

Barclays Bank PLC
200 Park Avenue, 5th Floor
New York, New York  10166
Attention: Pierre Duleyrie
Fax: (212) 412-6846
Telephone: (212) 412-2932


Spirit of America, Inc.
c/o Spirit of American National Bank
450 Winks Lane
Bensalem, Pennsylvania 19020
Attn: General Counsel
Fax:   (215) 633-4653
Phone: (215) 245-9100

Charming Shoppes Receivables Corp.
c/o Fashion Service Corp.
450 Winks Lane
Bensalem, Pennsylvania 19020
Attn: General Counsel
Fax: (215) 633-4653
Phone: (215) 245-9100